Exhibit 21.1

	NAME OF SUBSIDIARY	JURISDICTION OF FORMATION

	INREIT Properties, LLC	North Dakota

	Grand Forks INREIT, LLC	North Dakota

	Autumn Ridge INREIT, LLC	North Dakota

	Bismarck Interstate INREIT, LLC	North Dakota

	32nd Avenue INREIT, LLC	Delaware

	INREIT BL Mankato, LLC	North Dakota

	INREIT BL Janesville, LLC	North Dakota

	INREIT BL Eau Claire, LLC	North Dakota

	INREIT BL Stevens Point, LLC	North Dakota

	INREIT BL Sheboygan, LLC	North Dakota

	INREIT BL Oshkosh, LLC	North Dakota

	INREIT BL Onalaska, LLC	North Dakota

	INREIT BL Grand Forks, LLC	North Dakota

	INREIT BL Marquette, LLC	North Dakota

	INREIT BL Bismarck, LLC	North Dakota

	INREIT Stonybrook, LLC	Delaware

	INREIT Alexandria, LLC	Delaware

	INREIT Batesville, LLC	North Dakota

	INREIT Fayetteville, LLC	North Dakota

	INREIT Laurel, LLC	Delaware

*	Marketplace Investors, LLC	North Dakota

**	Eagle Run Partnership	North Dakota

	INREIT Maple Ridge, LLC	North Dakota

***	INREIT Highland, LLC	North Dakota

	Sierra Ridge, LLC	North Dakota

	INREIT Fed-3 LLC	Colorado

	INREIT Sunset Ridge, LLC	North Dakota

	Prairiewood Meadows, LLC	North Dakota

	Terrace On The Green, LLC	Minnesota

	INREIT Somerset, LLC	North Dakota

	INREIT Twin Parks, LLC	North Dakota

	The Candlelight Apartments, LLC	Delaware

*	50% Ownership
**	81.25% Ownership
***	40.26% Ownership